EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF RANGE RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying report on Form 10-K for the period ending December 31, 2012 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger S. Manny, Executive Vice President and Chief Financial Officer of Range Resources Corporation (the “Company”), hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ROGER S. MANNY
Roger S. Manny Executive Vice President and Chief Financial Officer
February 26, 2013